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                                   EXHIBIT 21

                       LIST OF SUBSIDIARIES OF REGISTRANT






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                                   EXHIBIT 21

                       LIST OF SUBSIDIARIES OF REGISTRANT

NAME                                                STATE OF INCORPORATION
----                                                ----------------------

Lincoln State Bank                                  Wisconsin
Lincoln Community Bank                              Wisconsin
Franklin State Bank                                 Wisconsin
M&M Services, Inc.                                  Wisconsin
Achieve Mortgage Corp.                              Wisconsin
Lincoln Neighborhood                                Wisconsin
Redevelopment Corporation
M&M Lincoln Investment Corp.                        Nevada
Lincoln Investment Management Corp,                 Nevada
Merchants Merger Corp.                              Wisconsin